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EXHIBIT (n)(1)

                               MULTIPLE CLASS PLAN
                                 FOR BB&T FUNDS

     This constitutes a MULTIPLE CLASS PLAN (the "Plan") of the BB&T Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan describes each class of the Trust's units of beneficial interest offered by one or more series of the Trust (each a "Fund" and collectively the "Funds").

     WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

     WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

     NOW, THEREFORE, the Trust designates the Plan as follows:

     1. Designation of Classes. The Trust shall offer its units of beneficial interest ("Shares") in five classes: Sterling Shares, Institutional Shares, Class A Shares, Class B Shares, and Class C Shares.

     2. Purchases. Class A, Class B, and Class C Shares are distributed to the general public pursuant to procedures outlined in the Trust's Registration Statement. Institutional Shares may be purchased through procedures established by the distributor in connection with the requirements of fiduciary, advisory, agency, custodial and other similar accounts maintained by or on behalf of Customers of BB&T Financial Corporation or one of its affiliates, as outlined in the Trust's Registration Statement. Sterling Shares may be purchased in accordance with procedures outlined in the Trust's Registration Statement. Purchase minimums will be set forth in the Trust's current Registration Statement, and may be amended or supplemented from time to time.

     3. Shareholder Services. Sterling, Class A, Class B, and Class C Shareholders may make automatic investments in a Fund from their bank accounts and receive automatic payments from their accounts. These services are not offered to Shareholders of Institutional Shares.

     4. Sales Charges.

Sterling Shares

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     Sterling Shares are not subject to a sales charge at the time of purchase or upon redemption.

Institutional Shares

     Institutional Shares are not subject to a sales charge at the time of purchase or upon redemption.

Class A Shares

     Class A Shares, except Class A Shares of any money market funds, are subject to a sales charge at the time of purchase. The sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Sales charges may be waived in accordance with the Trust's current Registration Statement.

Class B Shares

     If a Shareholder redeems Class B Shares prior to the sixth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge computed in accordance with the Trust's current Registration Statement. The Contingent Deferred Sales Charge may be waived in accordance with the Trust's current Registration Statement.

Class C Shares

     If a Shareholder redeems Class C Shares prior to the first anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge computed in accordance with the Trust's current Registration Statement. The Contingent Deferred Sales Charge may be waived in accordance with the Trust's current Registration Statement.

     5. Distribution and Shareholder Services Fee.

Sterling Shares

     Sterling Shares are not subject to a distribution and shareholder services fee.

Institutional Shares

     Institutional Shares are not subject to a distribution and shareholder services fee.

Class A Shares

     Class A Shares are subject to a distribution and shareholder services fee assessed in accordance with the distribution and shareholder services plan adopted by the Trust (the "Plan") (the "A Share Fee").

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Class B and Class C Shares

     Class B and Class C Shares of the Fund also are subject to a distribution and shareholder services fee assessed in accordance with the Plan ("B and C Share Fee"). The A Share Fee is lower than the B and C Share Fee.

     6. Exchanges

Sterling Shares

     Sterling Shares have no exchange privileges.

Institutional Shares

     Institutional Shares of a Fund may be exchanged for Institutional Shares of another Fund. Institutional Shares may also be exchanged for Class A Shares, if the Shareholder ceases to be eligible to purchase Institutional Shares. Institutional Shares may not be exchanged for Class B or Class C Shares.

Class A

     Class A Shares may be exchanged for Class A Shares of another Fund. Class A Shares may not be exchanged for Class B or Class C Shares and may be exchanged for Institutional Shares only if the Shareholder becomes eligible to purchase Institutional Shares.

Class B Shares

     Class B Shares of a Fund may be exchanged for Class B Shares of another Fund. Class B Shares may not be exchanged for Class A or Class C Shares and may be exchanged for Institutional Shares only if the Shareholder becomes eligible to purchase Institutional Shares.

Class C Shares

     Class C Shares of a fund may be exchanged for Class C Shares of another fund. Class C Shares may not be exchanged for Class A or Class B Shares and may only be exchanged for Institutional Shares only if the Shareholder becomes eligible to purchase Institutional Shares.

     7. Conversions Class B Shares are the only class of shares with conversion rights. Class B Shares which have been outstanding for the period ending eight years after the end of the month in which the Shares were purchased will automatically convert to Class A Shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee, or other charge.

     8. Redemptions. Unless otherwise indicated in the Trust's current Registration Statement, Class A Shares, Sterling Shares and Institutional Shares generally may be redeemed without charge. Class B and Class C Shares may be subject to a Contingent Deferred Sales

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Charge as outlined in Section 5. Moreover, all shares may be subject to a redemption fee of 2%, as approved by the Board of Trustees and disclosed in the Trust's current Registration Statement.

     9. Voting Rights. Each Share held entitles the Shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all Fund Shareholders will have equal voting rights on matters that affect all Fund Shareholders equally.

     10. Expense Allocation. Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

     11. Dividends. The amount of dividends payable on Sterling Shares and Institutional Shares may be more than the dividends payable on Class A, Class B, or Class C Shares because of the A Share Fee and the B and C Share Fee charged to Class A, Class B, and Class C Shares, respectively, pursuant to the Plan. The amount of dividends payable on Class A Shares may be more than that payable on Class B or Class C Shares because of the higher B and C Share Fee charged to Class B and Class C Shares pursuant to the Plan.

     12. Termination and Amendment. This Plan may be terminated or amended pursuant to the requirement of Rule 18f-3(d) under the 1940 Act.

     13. The names "BB&T Funds" and "Trustees of BB&T Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of BB&T Funds entered into in the name or on behalf thereof by any of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

Adopted by the Board of Trustees on September 21, 1995, as amended June __,
2006.

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                                                        As Revised June __, 2006

                                    EXHIBIT A
                           to the Multiple Class Plan

                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                              Institutional Shares
                                 Sterling Shares

Each of the portfolios of the BB&T Funds (the "Trust") set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this
Exhibit is attached with respect to the Class A Shares, the Class B Shares, the Class C Shares, the Institutional Shares and the Sterling Shares of such portfolio as indicated:

Large Cap Fund                          Mid Cap Growth Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Class B Shares
   Class C Shares                          Class C Shares
   Institutional Shares                    Institutional Shares

Mid Cap Value Fund                      Sterling Capital Small Cap Value Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Class B Shares
   Class C Shares                          Class C Shares
   Institutional Shares                    Sterling Shares

Large Cap Growth Fund                   Short U.S. Government Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Institutional Shares
   Class C Shares
   Institutional Shares

Intermediate U.S. Government Fund       National Tax-Free Money Market Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Class B Shares
   Class C Shares                          Class C Shares
   Institutional Shares                    Institutional Shares

International Equity Fund               Equity Index Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Class B Shares
   Class C Shares                          Class C Shares
   Institutional Shares                    Institutional Shares

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Total Return Bond Fund                  North Carolina Intermediate Tax-Free
                                        Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Institutional Shares
   Class C Shares
   Institutional Shares

Virginia Intermediate Tax-Free Fund     South Carolina Intermediate Tax-Free
                                        Fund
   Class A Shares                          Class A Shares
   Institutional Shares                    Institutional Shares

West Virginia Intermediate Tax-Free     U.S. Treasury Money Market Fund
Fund
   Class A Shares                          Class A Shares
   Institutional Shares                    Class B Shares
                                           Class C Shares
                                           Institutional Shares

Prime Money Market Fund                 Capital Manager Growth Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Class B Shares
   Class C Shares                          Class C Shares
   Institutional Shares                    Institutional Shares

Capital Manager Conservative Growth     Capital Manager Moderate Growth Fund
Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Class B Shares
   Class C Shares                          Class C Shares
   Institutional Shares                    Institutional Shares

Capital Manager Equity Fund             Small Cap Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Class B Shares
   Class C Shares                          Class C Shares
   Institutional Shares                    Institutional Shares

Kentucky Intermediate Tax-Free Fund     Maryland Intermediate Tax-Free Fund
   Class A Shares                          Class A Shares
   Institutional Shares                    Institutional Shares

Equity Income Fund                      Special Opportunities Equity Fund
   Class A Shares                          Class A Shares
   Class B Shares                          Class B Shares
   Class C Shares                          Class C Shares
   Institutional Shares                    Institutional Shares